Exhibit 10.4

KPET ULTRA PACELINE CORPORATION
5109 S. Broadband Lane

Sioux Falls, SD 57108

March 30, 2026

KPET Ultra Paceline Unit Holdings LLC

5109 S. Broadband Lane

Sioux Falls, SD 57108

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between KPET Ultra Paceline Corporation (the “Company”) and KPET Ultra Paceline Unit Holdings LLC (“Unit Holder Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i)	Unit Holder Sponsor shall make available (or cause other persons to make available) to the Company, at 5109 S. Broadband Lane, Sioux Falls, SD 57108 (or any successor location of Unit Holder Sponsor), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. As reimbursement therefor, the Company shall pay Unit Holder Sponsor (and Unit Holder Sponsor will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $20,000 per month beginning on the Listing Date and continuing monthly thereafter until the Termination Date. Although the sums payable hereunder are fixed, the parties intend that such sums constitute solely a reimbursement for the costs described herein without any mark-up or other profits and agree that such fixed sums constitute a reasonable estimate of such costs.

(ii)	Unit Holder Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that Unit Holder Sponsor may assign this letter agreement, in whole or in part, to any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Unit Holder Sponsor without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

KPET ULTRA PACELINE CORPORATION

By:	/s/ Roger Edward Tamraz
Name:	Roger Edward Tamraz
Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

KPET ULTRA PACELINE UNIT HOLDINGS LLC

By:	KPThree Capital LLC, its managing member

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	Managing Member

Signature Page to
Administrative Support Agreement